                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               T/R Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             (TR SYSTEMS (TM) LOGO)

                                          April 23, 2001

To Our Shareholders:

     You are cordially invited to attend the 2001 annual meeting of shareholders of T/R Systems, Inc., which will be held at the Atlanta Marriott Gwinnett Place, 1775 Pleasant Hill Road, Duluth, Georgia, on Tuesday, May 22, 2001 at 2:00 p.m. local time.

     Details of the business to be conducted at the meeting are given in the attached notice of annual meeting and proxy statement.

     It is important that you use this opportunity to take part in the affairs of T/R Systems by voting on the business to come before the meeting. If you do not plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the accompanying reply envelope. If you decide to attend the meeting and wish to change your vote, you may do so by voting in person at the meeting.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Michael E. Kohlsdorf
                                          Michael E. Kohlsdorf
                                          President and Chief Executive Officer

                               T/R SYSTEMS, INC.
                              1300 OAKBROOK DRIVE
                            NORCROSS, GEORGIA 30093

               NOTICE OF THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2001

     The 2001 annual meeting of shareholders of T/R Systems, Inc. will be held at the Atlanta Marriott Gwinnett Place, 1775 Pleasant Hill Road, Duluth, Georgia, at 2:00 p.m. local time on Tuesday, May 22, 2001, for the following purposes:

     1. To elect two Class II directors to serve a three-year term;

     2. To ratify and approve an amendment to our 1999 Stock Option Plan;

     3. To ratify and approve an amendment to our 1994 Associates Stock Option Plan;

     4. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the 2002 fiscal year; and

     5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on March 30, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

                                          By Order of the Board of Directors

                                          /s/ LYLE W. NEWKIRK
                                          Lyle W. Newkirk
                                          Secretary

Norcross, Georgia
April 23, 2001

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                               T/R SYSTEMS, INC.
                              1300 OAKBROOK DRIVE
                            NORCROSS, GEORGIA 30093
                            ------------------------

                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2001
                            ------------------------

                              GENERAL INFORMATION

     The board of directors of T/R Systems, Inc., a Georgia corporation, is providing this proxy statement in connection with its solicitation of proxies for use at T/R Systems' 2001 annual meeting of shareholders, to be held at the Atlanta Marriott Gwinnett Place, 1775 Pleasant Hill Road, Duluth, Georgia, on Tuesday, May 22, 2001, at 2:00 p.m. local time.

     This proxy statement and the accompanying form of proxy are first being sent or given to shareholders on or about April 23, 2001, along with an annual report to shareholders for the fiscal year ended January 31, 2001. We will pay the cost of solicitation of proxies, including the reimbursement to banks and brokers of reasonable expenses for sending proxy materials to their principals. In addition to the use of the mails, our employees or officers may also solicit proxies by telephone, e-mail, telecopy or in person.

     Only shareholders of record of our $0.01 par value common stock at the close of business on Friday, March 30, 2001 are entitled to notice of, and to vote at, the meeting. On March 30, 2001, there were 12,241,230 shares of common stock outstanding. Each holder of record at the close of business on March 30, 2001 is entitled to one vote per common share on each matter to be voted on at the meeting. The majority of the outstanding shares of common stock must be present or represented at the meeting in order to have a quorum.

     In determining whether a quorum exists at the meeting, all shares represented for any purpose at the meeting (other than shares present solely to object to holding or to transacting business at the meeting), including abstentions (as well as instructions to withhold authority to vote) and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted. Abstentions and broker non-votes will not count as votes for or against any of the proposals voted upon at the meeting.

     The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. If no voting direction is indicated, properly signed proxies will be voted in favor of the director nominees and the proposals listed on the attached notice. You may revoke your proxy at any time prior to the meeting by delivering to our corporate secretary written notice of such revocation or a proxy with a later date, or by attending and voting in person at the meeting.

     Votes cast by proxy or in person will be tabulated by the inspector of elections appointed by our board of directors. Directors will be elected by a plurality of all of the votes cast. Each of the other proposals up for consideration will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

CLASSIFICATION OF DIRECTORS

     Our charter and bylaws provide for a staggered board of directors. Upon election, directors serve for a term of three years. There are no family relationships between any of our directors or executive officers. Our seven directors are divided into three classes:

     - Philip T. Gianos and E. Neal Tompkins are designated as class II directors who have been nominated for reelection as directors to serve until the annual meeting of shareholders in 2004;

     - C. Harold Gaffin and Michael E. Kohlsdorf are designated as class III directors whose terms will expire at the annual meeting of shareholders in 2002; and

     - Charles H. Phipps, Kevin J. McGarity and Peter S. Sealey are designated as class I directors whose terms will expire at the annual meeting of shareholders in 2003.

Messrs. Gaffin, Gianos, Kohlsdorf and Tompkins were elected to serve as directors under a shareholders' agreement among T/R Systems and the holders of some series of our then-outstanding preferred stock. This agreement is no longer in effect.

     Set forth below is certain information with respect to each director nominee and each director whose term continues after the meeting.

NOMINEES FOR ELECTION -- CLASS II (TERM EXPIRES IN 2004)

     Philip T. Gianos, age 51, has served as a director since February 1996. Since 1982, Mr. Gianos has been a general partner of InterWest Management Partners V, LP, a group of venture capital funds. Mr. Gianos also currently serves as a director of Xilinx Inc.

     E. Neal Tompkins, age 56, is a co-founder of T/R Systems and has served as a director and our chief technology officer since our founding in September 1991. Mr. Tompkins served as our president from September 1991 until September 1996, and has served as our executive vice president since that date.

CLASS III (TERM EXPIRES IN 2002)

     C. Harold Gaffin, age 61, has served as a director since 1994. Mr. Gaffin has been the director, School of Printing Management and Sciences at the Rochester Institute of Technology since 1994.

     Michael E. Kohlsdorf, age 45, has served as our president, chief executive officer and a director since September 1996. From 1993 to September 1996, Mr. Kohlsdorf held a variety of positions at Brock Control Systems, Inc., a sales automation software company, now known as FirstWave Technologies, Inc., most recently serving as president, chief operating officer and chief financial officer.

CLASS I (TERM EXPIRES IN 2003)

     Charles H. Phipps, age 74, has served as chairman of the board since 1994. Mr. Phipps has been a general partner of Sevin Rosen funds, a group of venture capital funds, for thirteen years.

     Kevin J. McGarity, age 55, has served as a director since March 2000. Mr. McGarity held various sales positions with Texas Instruments, Inc., an electronics manufacturer, from 1972 until 1999, including most recently senior vice president, worldwide marketing and sales. Mr. McGarity has been a director on the management board of Avnet, Inc., since 1999 and is also an independent technology consultant.

     Peter S. Sealey, age 60, has served as a director since March 2000. Mr. Sealey has been an Adjunct Professor of Marketing at the Haas School of Business of the University of California since 1998. Prior to that, he had been a lecturer at the Haas School of Business since 1994. Mr. Sealey also currently serves as a director of AutoWeb.com, Inc., Cybergold, Inc., L90, Inc. and Mediaplex, Inc.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors recommends a vote FOR the election of each nominated director.

BOARD MEETINGS AND COMMITTEES

     During our 2001 fiscal year, the board of directors held meetings or acted by written consent seven times. Each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors and the committees on which he was a member during the last fiscal year, with the exception of Mr. Gaffin.

     Our audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors. The audit committee currently consists of Messrs. Gaffin, McGarity and Phipps. The board of directors has adopted a written audit committee charter, a copy of which is included as Annex C to this proxy statement. All members of the audit committee are independent as defined in Rule 4200(a)(14) of the Nasdaq Stock Market's listing standards. The audit committee met six times during our 2001 fiscal year.

     Our compensation committee reviews and recommends to the board of directors the compensation and benefits of our executive officers and, together with the board of directors, administers some of our stock option plans. The compensation committee currently consists of Messrs. Gaffin and Gianos. The compensation committee met twice during our 2001 fiscal year.

     The board of directors does not have a nominating or any other standing committee.

DIRECTOR COMPENSATION

     Directors who are executive officers of T/R Systems receive no additional compensation for their services as a director or as a member of a committee of the board of directors. Directors who are not executive officers of T/R Systems are paid $1,500 per meeting that they attend. Additionally, directors who serve on any committee are paid an additional $1,500 for each committee meeting they attend. Directors are also reimbursed for reasonable travel expenses. In addition, each independent director is granted an option each year to purchase up to 15,000 shares of our common stock. Each option vests in three equal annual installments commencing on the first anniversary of the date of grant and has an exercise price equal to the fair market value on the date of grant.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table presents information about the beneficial ownership of our common stock as of March 30, 2001 by:

     - each of our directors;

     - each executive officer named in the summary compensation table below;

     - all of our directors and executive officers as a group; and

     - each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock.

     Except as otherwise indicated, each shareholder listed in the table has sole voting and investment powers over the common stock owned by him. Beneficial ownership is determined under the rules of the SEC. Unless otherwise specified, the address of each of the individuals or entities named below is: c/o T/R Systems, Inc., 1300 Oakbrook Drive, Norcross, Georgia 30093.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              --------------------
NAME OF BENEFICIAL OWNER                                       NUMBER      PERCENT
------------------------                                      ---------    -------
DIRECTORS AND EXECUTIVE OFFICERS
Charles H. Phipps(1)........................................  1,553,350     12.7%
Philip T. Gianos(2).........................................  1,037,869      8.5
E. Neal Tompkins(3).........................................    503,345      4.1
Michael E. Kohlsdorf(4).....................................    449,364      3.6
Michael W. Barry(5).........................................    182,752      1.5
Andrew Nathan(6)............................................     45,320        *
C. Harold Gaffin(7).........................................     24,624        *
R. Dean Nolley(8)...........................................     15,502        *
Kevin J. McGarity(9)........................................     15,000        *
Peter S. Sealey(10).........................................     10,000        *
Directors and executive officers as a group (19
  persons)(11)..............................................  4,022,706     31.5
OTHER 5% SHAREHOLDERS
Sevin Rosen Fund IV L.P.(1).................................  1,548,350     12.7
Noro-Moseley Partners II, L.P.(12)..........................  1,176,890      9.6
Entities affiliated with InterWest Management Partners V,
  LP(2).....................................................  1,026,869      8.4

---------------
  *  Represents beneficial ownership of less than 1% of our common stock.

 (1) The information relating to aggregate share ownership was provided to T/R Systems pursuant to a Schedule 13G filed with the SEC on February 14, 2001. Mr. Phipps' shares consist of:

       - 5,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 30, 2001; and

       - 1,548,350 shares held by Sevin Rosen Fund IV L.P. Mr. Phipps is a general partner of this fund. As a general partner, Mr. Phipps has shared voting and dispositive power over these shares. Mr. Phipps disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest.

     The address of Mr. Phipps and the Sevin Rosen Fund is Two Galleria Tower, 13455 Noel Road, Suite 1670, Dallas, Texas 75240.

 (2) Certain of the information relating to aggregate share ownership was provided to T/R Systems pursuant to a Schedule 13G filed with the SEC on February 9, 2001. Mr. Gianos' shares consist of:

       - 5,000 shares held in a revocable living trust for the benefit of Mr. Gianos and his wife;

       - 500 shares each owned by Mr. Gianos' two sons;

       - 5,000 shares issuable upon exercise of options exercisable within 60 days of March 30, 2001; and

       - 1,026,869 shares held by entities affiliated with InterWest Management Partners V, LP, which consist of:

         - 1,020,448 shares held by InterWest Partners V, LP; and

         - 6,421 shares held by InterWest Investors V.

     Mr. Gianos is a general partner of InterWest Management Partners V, LP, the general partner of InterWest Partners V, LP. As a general partner, Mr. Gianos has shared voting and dispositive power over the shares held by these funds. Some of the general partners of InterWest Management Partners are general partners of InterWest Investors. Mr. Gianos disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest. The address of Mr. Gianos and the InterWest funds is 3000 Sand Hill Road, No. 3-255, Menlo Park, California 94025.

 (3) Includes:

       - 112,500 shares issuable upon exercise of options exercisable within 60 days of March 30, 2001;

       - 9,090 shares held by Mr. Tompkins and his wife as joint tenants;

       - 170,049 shares held by Mr. Tompkins' wife; and

       - 30,303 shares held by Mr. Tompkins' daughter.

 (4) Includes 151,364 shares issuable upon exercise of options exercisable within 60 days of March 30, 2001.

 (5) Includes 91,666 shares issuable upon exercise of options exercisable within 60 days of March 30, 2001.

 (6) Consists of 45,320 shares issuable upon exercise of options exercisable within 60 days of March 30, 2001.

 (7) Includes 13,333 shares issuable upon exercise of options exercisable within 60 days of March 30, 2001.

 (8) Consists of 15,502 shares issuable upon exercise of options exercisable within 60 days of March 30, 2001.

 (9) Consists of:

       - 5,000 shares issuable upon exercise of options exercisable within 60 days of March 30, 2001; and

       - 10,000 shares held in an individual retirement account for the benefit of Mr. McGarity.

(10) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of March 30, 2001.

(11) Includes 536,862 shares issuable upon exercise of options exercisable within 60 days of March 30, 2001. See also footnotes (1) through (10) above.

(12) This information was provided to the Company pursuant to a Schedule 13G filed with the SEC on February 13, 2001. The address of Noro-Moseley is 9 North Parkway Square, 4200 Northside Parkway, N.W., Atlanta, Georgia 30327.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors and officers, and any persons who beneficially own more than 10% of our common stock, are required to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely upon our review of copies of such reports for our 2001 fiscal year, and written representations from our directors and officers, we believe that all filing requirements applicable to directors, officers and more than 10% beneficial owners for our 2001 fiscal year have been complied with, except for the inadvertent late filing of one Form 4 relating to one transaction by Lyle W. Newkirk and the inadvertent late filing of a Form 3 with no holdings to report for Edward M. Gaughan.

                             EXECUTIVE COMPENSATION

     The following table presents the compensation earned by our chief executive officer and our other four most highly compensated executive officers whose salary and bonus for the fiscal year ended January 31, 2001 was in excess of $100,000, referred to as the named executive officers. "All Other Compensation" consists of matching contributions to our 401(k) plan.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                    ANNUAL COMPENSATION     SECURITIES
                                           FISCAL   --------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR    SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------                ------   ---------   --------   ------------   ---------------
Michael E. Kohlsdorf.....................   2001    $242,402    $ 53,700      80,000          $3,750
  President and Chief Executive Officer     2000     216,343     112,500          --           1,812
                                            1999     200,000      33,333          --             242

Michael W. Barry.........................   2001     161,962      40,000      40,000           3,731
  Senior Vice President, Development and    2000     151,538      45,000          --           3,859
  Engineering                               1999     141,558      15,000      15,152           2,326

E. Neal Tompkins.........................   2001     168,481      27,500      50,000           5,261
  Executive Vice President and Chief        2000     159,806      75,000          --           3,859
  Technology Officer                        1999     150,000      25,000          --           2,482

Andrew Nathan............................   2001     126,000      57,000       3,100           1,463
  Vice President, OEM Sales                 2000     120,000     120,000          --              --
                                            1999     120,000      36,000          --              --

R. Dean Nolley...........................   2001     132,000      39,000       3,100           2,349
  Vice President, North American Sales      2000     132,000      87,000          --           2,014
                                            1999       2,538          --          --              --

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth grants of stock options made to the named executive officers during the fiscal year ended January 31, 2001:

                                             INDIVIDUAL GRANTS
                          -------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                            NUMBER OF         % OF                                   AT ASSUMED ANNUAL RATES OF
                           SECURITIES     TOTAL OPTIONS    EXERCISE                 STOCK PRICE APPRECIATION FOR
                           UNDERLYING      GRANTED TO      OR BASE                         OPTION TERM(3)
                             OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION   ----------------------------
NAME                      GRANTED(#)(1)    FISCAL YEAR    ($/SH)(2)       DATE         5%($)          10%($)
----                      -------------   -------------   ----------   ----------   -----------    -------------
Michael E. Kohlsdorf....     80,000            9.6%        $12.9375    5/19/2010     $748,640       $1,805,148
Michael W. Barry........     40,000            4.8          12.9375    5/19/2010      374,320          902,574
E. Neal Tompkins........     50,000            6.0          12.9375    5/19/2010      467,900        1,128,217
Andrew Nathan...........      3,100            0.4          17.0000    3/16/2010       38,824           93,036
R. Dean Nolley..........      3,100            0.4          17.0000    3/16/2010       38,824           93,036

---------------

(1) The options vest ratably over four years commencing on the first anniversary of the grant date.

(2) The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant.

(3) The potential realizable value is calculated assuming that the stock price on the date of grant appreciates at the indicated rate compounded annually until the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of the future common stock price.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table presents information regarding option exercises and the value realized from those exercises during the 2001 fiscal year, as well as the aggregate number of shares subject to unexercised options that were held at the end of the 2001 fiscal year by each named executive officer. The value realized represents the aggregate market value of the underlying securities on the exercise date minus the aggregate exercise price paid for those shares. Also presented is the value of in-the-money options, which represents the aggregate market value of the underlying common stock at the end of the 2001 fiscal year minus the aggregate exercise price payable for those shares. The aggregate market value was calculated using a price per share of $7.6875, the closing price of our common stock on the Nasdaq National Market on the last day of our 2001 fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES        VALUE         OPTIONS AT FY-END(#)              AT FY-END($)
                              ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
            NAME              EXERCISE(#)      ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   ----------   -----------   -------------   -----------   -------------
Michael E. Kohlsdorf........    234,242     $2,320,582     131,364        120,455       $900,829       $277,420
Michael W. Barry............     37,576        314,826      81,666         54,092        531,842         65,423
E. Neal Tompkins............         --             --     100,000         50,000        685,750             --
Andrew Nathan...............     10,000        119,200      44,545         21,282        305,467        124,683
R. Dean Nolley..............      8,000         74,900      14,727         25,828         40,315         62,218

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with Michael E. Kohlsdorf and E. Neal Tompkins.

     Under our agreement with Mr. Kohlsdorf, he is entitled to receive a base salary and an annual bonus of up to 50% of his base salary dependent upon T/R Systems achieving objectives approved by the board of directors. Mr. Kohlsdorf's base salary is currently $250,000. If we terminate Mr. Kohlsdorf's employment, all unvested options held by Mr. Kohlsdorf will continue to vest for one year following his termination and he will be paid his base salary for one year from the date of his termination.

     Under Mr. Tompkins' employment agreement, he is entitled to receive a base salary and an annual bonus, which are determined based on our operating results, and is entitled to participate in all of our benefit plans. Mr. Tompkins' employment agreement is renewed annually unless otherwise terminated. Under this employment agreement, Mr. Tompkins is prohibited from competing, directly or indirectly, with the business of T/R Systems in the United States, Europe and Japan. He is also generally prohibited from soliciting employees or customers of T/R Systems during the term of the agreement and for one year following the termination of the agreement. If we terminate Mr. Tompkins' employment for breach of the agreement, fraud or misappropriation of our assets, we will pay his base salary through the last day of the calendar month in which the termination occurs. In that case, Mr. Tompkins would be entitled to receive his performance-based bonus earned to date, but all unvested stock options would be forfeited. If we otherwise terminate Mr. Tompkins' employment, all his options to purchase shares of our common stock immediately vest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee currently consists of Messrs. Gaffin and Gianos. Neither of the members of our compensation committee was at any time during our 2001 fiscal year, or any other time, an officer or employee of T/R Systems. Neither member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee operates under a statement of responsibilities approved by T/R Systems' board of directors. The compensation committee determines the compensation and benefits of the executive officers, excluding the chief executive officer, following the receipt of the recommendations of the chief executive officer. The chief executive officer's compensation and benefits are approved by the board of directors based on the recommendations of the compensation committee. Additionally, the compensation committee, together with the board of directors, administers some of our stock option plans. The key elements of executive compensation are base salary, annual incentive compensation and long-term incentive compensation. These elements are intended to attract and retain talented executives, tie executive compensation to the company's performance and align the interests of executives and shareholders. Executive compensation is based on an evaluation of the company's performance, comparative compensation data and each executive's performance. Company performance is typically measured against internally established performance criteria. Comparative compensation data is obtained from various external sources, and takes into account the relative size and success of the comparable companies.

     The compensation committee, following the receipt of the recommendation of the chief executive officer, determines the base salary of each new executive officer based on such executive officer's experience and responsibilities. The compensation committee reviews the base salary of each executive officer, including the chief executive officer, from time to time to ensure that it is appropriate. These periodic reviews are based on evaluations of the performance of the company and of each executive officer's individual performance, and also take into account new responsibilities as well as changes in the competitive marketplace. Based on these reviews and recommendations from the chief executive officer, the compensation committee may make salary adjustments for the executive officers, excluding the chief executive officer, subject to the limitations in any applicable employment agreement. Based on the periodic review of the chief executive officer's salary, the compensation committee may recommend a salary adjustment to the board of directors for approval, subject to the limitations in his employment agreement. Base salaries of the company's executive officers are generally competitive with those of comparable companies, taking into account variables such as size, location and success of the comparable companies.

     In addition to base salary, each executive officer is eligible to receive annual incentive compensation in the form of a cash bonus. The cash bonus is based on achievement of performance goals established by the compensation committee and approved by the board of directors at the beginning of each fiscal year. These performance goals are generally based on internally established targets for revenue and profitability. In fiscal 2001, the performance goals for Messrs. Nathan and Nolley were based on the revenue generated through their respective sales channels as well as the revenue and profitability of the company as a whole. For the chief executive officer and all other executive officers, goals were based on revenue and profitability of the company as a whole, as well as the executive's individual performance. For fiscal 2001, the compensation committee recommended, and the board of directors approved, a target bonus award of 60% of the chief executive officer's base salary. Bonus levels for the remaining executive officers are based on target bonus awards determined at the beginning of the fiscal year and are a function of each executive officer's level of responsibility. After the end of each fiscal year, the compensation committee meets and evaluates the performance of each of the executive officers based on the performance goals set at the beginning of the year, makes a recommendation for the chief executive officer's actual incentive cash bonus to the board of directors and approves the actual incentive cash bonuses of the other executive officers.

     Additionally, all executive officers are eligible to receive long-term incentive compensation in the form of grants of stock options from time to time pursuant to our stock option plans. The compensation committee periodically makes stock option grants to executive officers. The stock option grants to executive officers are intended to foster and promote the long-term financial success of the company and to materially increase shareholder value by motivating superior performance, aligning the interests of management with those of the company's shareholders and enabling the company to attract and retain the services of an outstanding management team. Stock option grants to executives are determined based on competitive survey data, prior option grants, an evaluation of each executive's contribution to the company's business results, the total number of grants to all employees and, for the executive officers other than the chief executive officer, the recommendation of the chief executive officer.

                                          COMPENSATION COMMITTEE
                                          C. Harold Gaffin
                                          Philip T. Gianos

                                 PROPOSAL NO. 2

               AMENDMENT TO THE COMPANY'S 1999 STOCK OPTION PLAN

OVERVIEW

     Our 1999 Stock Option Plan was adopted by our board of directors and our shareholders in September 1999. A maximum of 909,091 shares of our common stock have been reserved for issuance under the 1999 plan. In March 2001, the board of directors approved, and recommended to the shareholders that they approve, an amendment to increase by 2,100,000 the total number of shares of common stock reserved for issuance under the 1999 plan.

     As of April 6, 2001, 874,780 shares were subject to outstanding options and 34,311 shares remained available for grant under the 1999 plan. The closing price of a share of our common stock on that date was $3.875.

     The board of directors is seeking to amend the 1999 plan to increase the number of shares issuable under this plan by 2,100,000 because:

     - employee ownership of our common stock serves as an incentive, encouraging employees to continue their employment and diligently perform their duties;

     - the 1999 plan has promoted share ownership by our key employees and directors, and has enabled us to attract, retain and motivate key employees by permitting them to share in our growth; and

     - participation in the 1999 plan emphasizes the common goal of management and shareholders, namely appreciation in the value of our common stock.

     Without the ability to grant stock options, we may not be able to attract and retain skilled employees in our high-technology industry.

     The number of shares subject to options to be granted to any specific individual pursuant to the 1999 plan in the future is not presently determinable.

     The following is a description of the material terms of the 1999 plan. A copy of the amendment to the 1999 plan is attached hereto as Annex A and a complete copy of the 1999 plan is on file with the SEC as an exhibit to Form S-1, as amended, filed by us on October 5, 1999. The summary description that follows is qualified in its entirety by reference to the 1999 plan and the attached amendment.

SUMMARY DESCRIPTION

     The 1999 plan provides for the grant of incentive stock options under
Section 422 of the Internal Revenue Code, and for the grant of nonqualified stock options to our key employees and directors. This plan is administered by the board of directors or the compensation committee.

     Currently, a maximum of 909,091 shares of common stock are authorized to be issued and sold pursuant to options granted or to be granted under this plan. As of April 6, 2001, options to purchase up to 874,780 of these shares have been granted. If this proposal is ratified and approved, we will be authorized to grant options to purchase up to an additional 2,100,000 shares under this plan. The terms of the stock options granted under the 1999 plan may not exceed ten years, or five years in the case of incentive stock options granted to an employee who owns more than 10% of the voting power of our stock. The exercise price of options granted under this plan is determined by the board of directors or the compensation committee, but may not be less than the fair market value on the date the option is granted.

     Each grant specifies the period of continuous service by the participant that is necessary before the option or installments will become exercisable and may provide for earlier exercise, including in the event of a change of control of T/R Systems or similar event. Except as otherwise determined by the board of directors or the compensation committee, no option may be transferred by the participant other than by will or the laws of descent and distribution.

     To qualify as incentive stock options under the Internal Revenue Code, the fair market value of the common stock that may be acquired from the exercise of incentive stock options granted under the 1999 plan and options granted under any other stock option plan during any calendar year may not exceed $100,000 in the first year that those options can be exercised. In the case of incentive stock options granted to a person who holds more than 10% of the voting power of our stock, the exercise price of those options cannot be lower than 110% of the fair market value of our common stock on the date of grant.

     If any option issued under the 1999 plan expires or is canceled or terminated, the shares subject to that option will be available for future grant. No participant may be granted options for more than 303,030 shares in any calendar year.

     Options may be exercised by payment in cash or other consideration acceptable to T/R Systems, by transfer of shares owned by the participant for at least six months, or by a combination of those methods.

     The 1999 plan provides that the board of directors or the compensation committee may adjust the option price and number of shares covered by outstanding options as a result of stock splits, recapitalizations, mergers and similar events. In addition, the board of directors or the compensation committee may amend the 1999 plan from time to time, but if required by Nasdaq, any amendment will be subject to shareholder approval. In no event will any amendment which would impair the rights of a participant be made without the participant's approval, nor will an amendment to increase the number of shares available under the 1999 plan be made without shareholder approval. No options may be granted under this plan after September 23, 2009, but awards granted before that date may extend beyond it.

FEDERAL INCOME TAX CONSEQUENCES

     A participant will not recognize income upon the grant of a nonqualified stock option. Generally, the participant will recognize ordinary income at the time of exercise equal to the amount of the excess of the fair market value of the underlying stock at the time of exercise over the option price. Upon a subsequent sale of the shares received upon exercise, any difference between the net proceeds of the sale and the fair market value of the shares on the date of exercise will be taxed as capital gain or loss.

     A participant will not recognize income upon the grant of an incentive stock option. Furthermore, a participant will not recognize income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements. However, the exercise of an incentive stock option may result in alternative minimum tax liability to the participant. To satisfy the employment requirement, a participant must exercise the incentive stock option not later than three months after he or she ceases to be our employee (one year if he or she is disabled). To satisfy the holding period requirement, a participant must hold the optioned shares for more than two years from the grant of the incentive stock option and more than one year after the shares are transferred to him or her. If these requirements are satisfied, the participant will be taxed on any gain (measured by the difference between the participant's basis in the shares and the net proceeds of the sale) at long-term capital gains rates on the sale of the shares.

     If shares of common stock acquired upon the timely exercise of an incentive stock option are sold, exchanged or otherwise disposed of without satisfying the holding period requirement, the participant generally will recognize ordinary income at the time of disposition equal to the excess of the fair market value of the underlying stock at the time of exercise over the option price. Further, if that disposition constitutes a sale or exchange with respect to which any loss would be recognized, the amount includible in ordinary income will be limited to any excess of the net amount realized on the sale or exchange over the participant's basis in the shares.

     Any dividend equivalents awarded with respect to grants under the 1999 plan and paid in cash or unrestricted shares of common stock will be taxed to a participant at ordinary income rates when received by the participant.

     To the extent that a participant recognizes ordinary income in the circumstances described above, the company generally will be entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not disallowed by the $1 million limitation on certain executive compensation and is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors recommends a vote FOR the ratification and approval of the amendment to T/R Systems' 1999 Stock Option Plan.

                                 PROPOSAL NO. 3

          AMENDMENT TO THE COMPANY'S 1994 ASSOCIATES STOCK OPTION PLAN

OVERVIEW

     Our 1994 Associates Stock Option Plan was adopted by the board of directors in October 1994. In March 2001, the board of directors approved, and recommended to the shareholders that they approve, an amendment to increase by 50,000 the total number of shares of common stock reserved for issuance under the associates plan.

     As of April 6, 2001, 12,451 shares were subject to outstanding options and 142 shares remained available for grant under the associates plan. The closing price of a share of our common stock on that date was $ 3.875.

     The board of directors is seeking to amend the associates plan to increase the number of shares issuable under this plan by 50,000 because:

     - ownership of our common stock by key non-employee associates serves as an incentive, encouraging those persons to continue their relationship with us;

     - the associates plan has promoted share ownership by our key non-employee associates, and has enabled us to attract, retain and encourage those persons by permitting them to share in our growth; and

     - participation in the associates plan aligns the goals of our associates with the goals of management and shareholders, namely appreciation in the value of our common stock.

     The number of shares subject to options to be granted to any specific individual pursuant to the associates plan in the future is not presently determinable.

     The following is a description of the material terms of the associates plan. A copy of the amendment to the associates plan is attached hereto as Annex B and a complete copy of the associates plan is on file with the SEC as an exhibit to Form S-1, as amended, filed by us on October 5, 1999. The summary description that follows is qualified in its entirety by reference to the associates plan and the attached amendment.

SUMMARY DESCRIPTION

     The associates plan provides for the grant of non-qualified stock options to our key associates, including non-employee members of the board of directors. The associates plan is governed by the board of directors.

     Currently, a maximum of 30,303 shares of common stock are authorized to be issued and sold pursuant to options granted under the associates plan. As of April 6, 2001, options to purchase up to 30,161 of these shares have been granted. If this proposal is ratified and approved, we will be authorized to grant options to purchase up to an additional 50,000 shares under the associates plan. The terms of the stock options granted under the associates plan may not exceed ten years. The exercise price of options granted under the associates plan is determined by the board of directors.

     Options granted under the associates plan vest at the rate specified in each participant's option agreement. No stock option may be transferred by a participant other than by will or the laws of descent and distribution. A participant whose relationship with T/R Systems ceases for any reason other than death may exercise options within three months of the termination of the participant's relationship with T/R Systems. Options may be exercised up to one year from the date of a participant's termination by T/R Systems as a result of death.

     If any option issued under the associates plan lapses or terminates due to its terms, due to termination or as a result of repurchase of that option, the shares subject to that option shall be available for future grant.

     The associates plan will terminate in October 2004 unless the board of directors takes action to terminate it sooner.

FEDERAL INCOME TAX CONSEQUENCES

     A participant will not recognize income upon the grant of a nonqualified stock option. Generally, the participant will recognize ordinary income at the time of exercise equal to the amount of the excess of the fair market value of the underlying stock at the time of exercise over the option price. Upon a subsequent sale of the shares received upon exercise, any difference between the net proceeds of the sale and the fair market value of the shares on the date of exercise will be taxed as capital gain or loss.

     Any dividend equivalents awarded with respect to grants under the associates plan and paid in cash or unrestricted shares of common stock will be taxed to a participant at ordinary income rates when received by the participant.

     To the extent that a participant recognizes ordinary income in the circumstances described above, the company for which the participant performed services generally will be entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not disallowed by the $1 million limitation on certain executive compensation and is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors recommends a vote FOR the ratification and approval of the amendment to T/R Systems' 1994 Associates Stock Option Plan.

                                 PROPOSAL NO. 4

                      RATIFICATION OF INDEPENDENT AUDITORS

     Our board of directors is seeking ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 31, 2002. Representatives of Deloitte & Touche are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors recommends a vote FOR the ratification of Deloitte & Touche LLP as T/R Systems' independent auditors.

  Audit Fees

     Deloitte & Touche billed us $116,000, in the aggregate, for professional services rendered by Deloitte & Touche for the audit of our annual consolidated financial statements for the fiscal year ended January 31, 2001, the reviews of the interim consolidated financial statements included in our Forms 10-Q filed during the fiscal year ended January 31, 2001 and related consultations regarding accounting and reporting matters, as well as related out-of-pocket expenses.

  All Other Fees

     Deloitte and Touche billed us $48,000, in the aggregate, for services rendered by Deloitte & Touche for all other services during the fiscal year ended January 31, 2001, none of which related to financial information systems design and implementation.

     The audit committee has also considered whether the provision of information technology services and other non-audit services to the company by Deloitte & Touche is compatible with maintaining their independence.

                             AUDIT COMMITTEE REPORT

     The board of directors of T/R Systems has adopted a written audit committee charter, a copy of which is included as Annex C to this proxy statement. All members of the audit committee are independent as defined in Rule 4200(a)(14) of the Nasdaq Stock Market's listing standards.

     The audit committee has reviewed and discussed with management and Deloitte & Touche LLP, the company's independent auditors, the audited consolidated financial statements of the company contained in its annual report on Form 10-K for the fiscal year ended January 31, 2001. The audit committee has also discussed with Deloitte & Touche the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

     The audit committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with Deloitte & Touche their independence. The audit committee has also considered whether the provision of information technology services and other non-audit services to the company by Deloitte & Touche is compatible with maintaining their independence.

     Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in T/R Systems' annual report on Form 10-K for the fiscal year ended January 31, 2001, filed with the Securities and Exchange Commission.

                                          Charles H. Phipps, Audit Committee
                                          Chairman
                                          C. Harold Gaffin, Audit Committee
                                          Member
                                          Kevin J. McGarity, Audit Committee
                                          Member

                            STOCK PERFORMANCE GRAPH

     The following graph compares the total shareholder return on our common stock since January 31, 2000 (the day our common stock commenced "regular-way" trading on the Nasdaq National Market following our initial public offering) with that of (i) the Nasdaq Composite Index and (ii) the Nasdaq Computer Index for the comparable period. The Nasdaq Computer Index consists of computer hardware and software companies that furnish computer programming and data processing services, and firms that produce computers, office equipment and electronic components.

     The total return calculations set forth below assume $100 invested on January 31, 2000, with reinvestment of any dividends paid up until January 31, 2001. The stock price performance shown below is historical and should not be considered indicative of our potential future stock price performance.

                                                    T/R SYSTEMS,INC.         NASDAQ COMPOSITE INDEX       NASDAQ COMPUTER INDEX
                                                    ----------------         ----------------------       ---------------------
1/31/00                                                   100.0                       100.0                       100.0
2/29/00                                                   179.3                       119.2                       120.5
3/31/00                                                   184.4                       116.1                       122.1
4/30/00                                                   118.1                        98.0                       101.9
5/31/00                                                   103.6                        86.3                        89.3
6/30/00                                                    52.8                       100.7                       105.9
7/31/00                                                    57.0                        95.6                       101.4
8/31/00                                                   136.6                       106.8                       114.4
9/30/00                                                    73.6                        93.2                        96.0
10/31/00                                                   49.7                        85.5                        89.8
11/30/00                                                   48.2                        65.9                        66.9
12/31/00                                                   52.8                        62.7                        58.8
1/31/01                                                    63.7                        70.4                        66.7

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholder proposals intended to be presented at our 2002 annual meeting of shareholders must be received at our principal executive offices no later than December 24, 2001 in order to be considered for inclusion in our proxy statement relating to that meeting. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at the 2002 annual meeting of shareholders, such shareholder must provide written notice of such proposal to our corporate secretary at our principal executive offices by March 9, 2002. With respect to a proposal not to be included in the proxy statement, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, if the proposal is considered at the 2002 annual meeting of shareholders, even if the shareholders have not been advised of the proposal. In addition, shareholders must comply in all respects with the rules and regulations of the SEC then in effect and the procedural requirements of our bylaws.

                                 OTHER MATTERS

     The board of directors knows of no other matters to be presented for shareholder action at the meeting. However, if other matters do properly come before the meeting or any adjournments or postponements of the meeting, the board of directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                                                         ANNEX A

          FIRST AMENDMENT TO T/R SYSTEMS, INC. 1999 STOCK OPTION PLAN

1. The first sentence of Section 3(a) is hereby deleted in its entirety and replaced as follows:

          "SUBJECT TO ADJUSTMENT AS PROVIDED IN SECTION 5 OF THIS PLAN, THE TOTAL NUMBER OF COMMON SHARES WHICH MAY BE ISSUED AND SOLD UNDER OPTIONS GRANTED PURSUANT TO THIS PLAN SHALL NOT EXCEED 3,009,091."

2. Except as otherwise duly amended, the T/R Systems, Inc. 1999 Stock Option Plan shall remain in full force and effect.

                                                                         ANNEX B

     FIRST AMENDMENT TO T/R SYSTEMS, INC. 1994 ASSOCIATES STOCK OPTION PLAN

1. The first sentence of Section 4(a) is hereby deleted in its entirety and replaced as follows:

          "THE MAXIMUM NUMBER OF SHARES OF STOCK RESERVED AND AVAILABLE FOR DISTRIBUTION PURSUANT TO STOCK OPTIONS HEREUNDER SHALL BE 80,303 SHARES."

2. Except as otherwise duly amended, the T/R Systems, Inc. 1994 Associates Stock Option Plan shall remain in full force and effect.

                                                                         ANNEX C

                               T/R SYSTEMS, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     - Review and appraise the audit efforts of the Corporation's independent auditors.

     - Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. In determining independence, the Board will observe the requirements of Rules 4200(a)(14) and 4350(d) of the NASD Manual.

     Each member of the Committee must be able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement and cash flow statement or must become able to do so within a reasonable period of time after appointment to the Committee.

     At least one member of the Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in that individual's financial sophistication. Such experience may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members of the Committee will be appointed by the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee may meet with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. Minutes of all Audit Committee meetings should be recorded and approved by the Audit Committee.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

     - Review and reassess the adequacy of this Charter annually and as conditions dictate. This Charter, including any significant change thereto, must be approved by the full Board of Directors.

     - Recommend to the Board of Directors the selection/discharge of the independent auditors, considering independence and effectiveness. Insofar as such recommendation is based on independence, the Committee will review, among other things, information related to the non-audit services provided and expected to be provided by the outside auditors.

     - Review the independence of the outside auditor each time (1) the outside auditors are engaged for an audit, (2) the annual audited financial statements are being reviewed and discussed, and (3) the provision of non-audit services by the outside auditors is being considered.

     - Review and approve the independent auditors' annual engagement letter, including the scope of the audit and other services, and the related fees to be paid to the independent auditors.

     - Ensure that the outside auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1 (a copy of which is attached hereto).

     - Actively engage in dialogue with the outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the outside auditor.

     - Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

     - Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

     - Inquire of management and the independent auditors about the quality and appropriateness of the Corporation's accounting principles and estimates as applied in the Corporation's financial reporting and the fullness and accuracy of the Corporation's financial reports.

     - Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

     - Review the independent auditors' recommendations regarding the Corporation's internal controls and other matters. Review and monitor management's correction of controls deemed to be deficient.

     - Review with appropriate officers of the Company and the outside auditors the annual and quarterly financial statements of the Company prior to public release thereof.

     - Inquire of management and the independent auditors about significant accounting and financial risks or exposures and assess the steps management has taken to minimize such risks to the Corporation.

     - Obtain assurance from the outside auditor that Section 10A of the Securities Exchange Act has not been implicated.

     - Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

     - The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, auditors, or others to assist in the conduct of any investigation.

V. OUTSIDE AUDITOR

     The outside auditor is ultimately accountable to the Board and the Committee. The Board and the Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. Alternatively, the Board and the Committee may nominate the outside auditor to be proposed for shareholder approval in any proxy statement.

VI. ANNUAL REPORT

     The Committee will prepare, with the assistance of management, the outside auditors and outside legal counsel, a report for inclusion in the Corporation's proxy or information statement relating to the annual meeting of shareholders at which directors are to be elected that complies with the requirements of the federal securities laws.

                             (TR SYSTEMS (TM) LOGO)

ZTRS9B                             DETACH HERE


                                     PROXY


                               T/R SYSTEMS, INC.
                              1300 OAKBROOK DRIVE
                            NORCROSS, GEORGIA 30093

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS, MAY 22, 2001

               (SEE PROXY STATEMENT FOR DISCUSSION OF PROPOSALS)

         The undersigned hereby appoints Michael E. Kohlsdorf and Lyle W. Newkirk, and each of them, as proxies, with power of substitution, to vote all shares of T/R Systems, Inc. common stock which the undersigned is entitled to vote on all matters which may properly come before the 2001 Annual Meeting of Shareholders of T/R Systems, Inc., or any adjournment or postponement thereof.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

T/R SYSTEMS, INC.
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398





ZTRS9A                             DETACH HERE


[X]  Please mark
     votes as in
     this example.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL NOMINEES
               LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.


1.       Election of two directors for a three-year term.
         NOMINEE: (01) Phillip T. Gianos and (02) E. Neal Tompkins

                 FOR                         WITHHELD
                 BOTH                       FROM BOTH
               NOMINEES [ ]             [ ]  NOMINEES

[ ]
     ------------------------------------------------------
          For both nominees except as listed above


                                                  FOR    AGAINST   ABSTAIN
2.       Ratification and approval of an          [ ]      [ ]       [ ]
         amendment to the T/R Systems, Inc.
         1999 Stock Option Plan.

3.       Ratification and approval of an          [ ]      [ ]       [ ]
         amendment to the T/R Systems, Inc.
         1994 Associates Stock Option Plan.

4.       Ratification of the appointment of       [ ]      [ ]       [ ]
         Deloitte & Touche LLP as
         independent auditors of T/R Systems,
         Inc.

The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted IN FAVOR OF all nominees listed in Proposal 1, FOR Proposals 2, 3 and 4 and at the discretion of the proxies on any other matter that may properly come before the meeting.

         MARK HERE                            MARK HERE
        FOR ADDRESS                          IF YOU PLAN
        CHANGE AND                            TO ATTEND
       NOTE AT LEFT  [ ]                [ ]  THE MEETING

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.
Please sign, date and return promptly in the accompanying envelope.


Signature:_________________________________________________ Date:_______________


Signature:_________________________________________________ Date:_______________